Exhibit 99.1

Global Headquarters	T +1 212 725 7550
875 Third Avenue	F +1 212 644 6483
New York, NY 10022	towerswatson.com

News

Investor Contact

Name:	Mary Malone
Phone Number:	+1 703 258 7841
Email:	mary.malone@towerswatson.com

Towers Watson Reports Third Quarter Adjusted EPS of $0.92

Tender Offer for $200 Million of Class B-1 Common Stock Also Announced

New York — May 12, 2010 — Towers Watson (NYSE, NASDAQ:  TW), a leading global professional services company, today announced financial results for the third quarter of fiscal year 2010, which ended March 31, 2010.

Revenues were $804 million for the quarter, an increase from $417 million for the third quarter of fiscal 2009.  The increase in revenues is driven by the merger between Towers Perrin and Watson Wyatt that was effective on January 1, 2010.  Reported results for the third quarter of fiscal 2009 include only the financial results of Watson Wyatt.  On a pro forma basis that includes Towers Perrin actual results in the third quarter of fiscal 2009, revenues are flat (-3% constant currency).  The constant currency decline is generally due to continued pressure on our more cyclical project-related businesses.

EBITDA was $84 million, or 10.5% of revenues, for the quarter.  In the third quarter of fiscal 2009, EBITDA was $69 million, or 16.6% of revenues.  The decline in EBITDA as a percentage of revenues is due to transaction and integration costs as well as non-cash stock-based compensation arising from the merger.  Adjusted EBITDA was $132 million, or 16.5% of revenues, for the quarter.  Adjusted EBITDA excludes transaction and integration costs as well as non-cash stock-based compensation arising from the merger.

Net income was $9 million for the quarter, a decrease from $41 million for the third quarter of fiscal 2009.  The decrease in net income is largely due to transaction and integration costs, stock-based compensation arising from the merger, amortization of merger accounting intangible assets, merger related income tax items and a one-time income tax charge from the loss of the retiree medical subsidy arising from health care reform.  Diluted earnings per share were $0.12 for the quarter, and adjusted diluted earnings per share were $0.92 for the quarter.  Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, stock-based compensation arising from the merger and amortization of merger accounting intangible assets.

“We are pleased with our performance in our first quarter of operations as Towers Watson.  We have made significant progress with integration activities and have solid plans in place to achieve cost savings,” said John Haley, chief executive officer. “With our breadth of service offerings, deep, experienced talent pool and global reach, we are well-positioned for growth and profitability over the long term.”

Third Quarter Business Segment Results

Since prior period reported results include only the financial results of Watson Wyatt and are not comparable, the company discusses pro forma segment revenues to provide comparability with prior year.  The pro forma revenues assume the merger between Towers Perrin and Watson Wyatt occurred on January 1, 2009.   The company’s management uses the pro forma revenues internally to focus on period-to-period changes in the business and believes this information is helpful to stockholders.

Benefits

For the quarter, the Benefits segment had revenues of $470 million.  On a pro forma, constant currency basis, revenues were down about 2% compared to the third quarter of fiscal 2009.  Slight declines in revenues from Retirement and Technology and Administration Solutions were offset in part by an increase in revenues from Health and Group Benefits.  The Benefits segment had a net operating income (NOI) margin of 32%.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $191 million.  On a pro forma, constant currency basis, revenues were down about 5% compared to the third quarter of fiscal 2009.  A constant currency decline in revenues from Risk Consulting and Software was offset in part by increases in revenues from Investment Consulting and Brokerage.  The Risk and Financial Services segment had an NOI margin of 28%.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $123 million.  On a pro forma, constant currency basis, revenues were down about 4% compared to the third quarter of fiscal 2009.   The constant currency decline was due to decreases in revenues from Rewards, Talent & Communications (RTC) in all regions.   The declines in RTC revenues were offset in part by an increase in revenues from Data, Surveys & Technology in North America.  Executive Compensation revenues were flat.  The Talent and Rewards segment had an NOI margin of 3%.

Outlook for Remainder of Fiscal 2010

For the fourth quarter of fiscal 2010, the company expects to report revenues in the range of $755 million to $780 million and adjusted diluted earnings per share in the range of $0.76 to $0.81.  Adjusted diluted earnings per share exclude transaction and integration costs, stock-based compensation arising from the merger and amortization of merger accounting intangible assets.  This guidance assumes an average exchange rate of $1.50 U.S. dollars to the British Pound for the fourth quarter of fiscal 2010 and $1.30 U.S. dollars to the Euro for the fourth quarter of fiscal 2010.

For the six months ended June 30, 2010, the company expects to report revenues in the range of $1.56 billion to $1.58 billion and adjusted diluted earnings per share in the range of $1.68 to $1.73.  Adjusted diluted earnings per share exclude transaction and integration costs, stock-based compensation arising from the merger and amortization of merger accounting intangible assets.  This guidance assumes an average exchange rate of $1.53 U.S. dollars to the British Pound for the six months ended June 30, 2010 and $1.34 U.S. dollars to the Euro for the six months ended June 30, 2010.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the third quarter of fiscal 2010.  It will be held on Wednesday, May 12, 2010, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com.  The replay of the call will be available shortly after the live call for a period of three months.  A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 55207951.

Tender Offer for $200 Million of Class B-1 Common Stock

In May 2010, we expect to commence a tender offer for up to $200 million in shares of Class B-1 common stock in exchange for unsecured subordinated notes of the company due March 15, 2012.  Subject to regulatory approval,  the company intends to value the notes using the volume-weighted average price for shares of the company’s Class A Common Stock for each trading day in the 10 consecutive trading day period ending two trading days before the end of the tender offer period.

More information about the tender offer, including the formula to determine the principal amount of the notes, will be made available in future filings with the SEC.  We anticipate that we will make those filings shortly after filing the company’s quarterly report on Form 10-Q for the period ended March 31, 2010.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With approximately 14,000 full-time and contract associates around the world, we offer solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson was formed on January 1, 2010, from the merger of Towers Perrin and Watson Wyatt, two leading multi-service firms that provide a broad array of consulting services to organizations around the world.

Use of Non-GAAP Measures

The company defines EBITDA as operating income before depreciation and amortization.  We use EBITDA in evaluating our financial performance.  Although EBITDA is not a measure of financial condition or performance determined in accordance with GAAP, we believe that it is a useful measure for evaluating our results of operations as compared from period to period.  A reconciliation of EBITDA to Income from Operations is included in the accompanying tables to today’s press release.  EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same.

The company also uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities as well as changes in tax law.  Adjusted EBITDA and Adjusted diluted earnings per share are not determined in accordance with GAAP.  However, we believe these measures are useful in evaluating our results of operations and in providing a baseline for the evaluation of future operating results.  Reconciliations of Adjusted EBITDA to EBITDA (and from EBITDA to Income from Operations, the most comparable GAAP financial measure), and Adjusted diluted earnings per share to diluted earnings per share are included in the accompanying tables to today’s press release.  Adjusted measures of income may not be defined in the same manner by all companies, and our adjusted measures of income may not be comparable to similarly titled measures of other companies.

Non-GAAP measures should be considered in addition to the information contained within our financial statements.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology.  Such statements are based upon the current beliefs and expectations of Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to conduct a successful tender offer for Class B-1 common stock in exchange for unsecured subordinated notes, and to otherwise successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2011; the ability to recruit and retain qualified employees and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson’s business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, filed with the SEC on December 23, 2009, as updated in Towers Watson’s Quarterly Report on Form 10-Q for the period ended December 31, 2009, filed with the SEC on February 8, 2010; and under “Risk Factors” in Watson Wyatt’s Annual Report on Form 10-K filed on August 14, 2009 with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

Additional Information Concerning Tender Offer

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Towers Watson securities. The solicitation of offers to exchange Towers Watson Class B-1 common stock will only be made pursuant to an offer to exchange and related materials that Towers Watson will distribute to the holders of shares Class B-1 common stock in the future. Class B-1 stockholders are urged to read carefully the offer to exchange and related materials when they become available as they will contain important information regarding the exchange offer, including the various terms of, and conditions to, the exchange offer. When available, Class B-1 stockholders will be mailed or otherwise furnished the offer to exchange and related materials and will be able to obtain such materials, free of charge, at the SEC’s web site at www.sec.gov or by contacting Investor Relations at Towers Watson at 901 N. Glebe Road, Arlington, VA 22203, Tel: 703-258-8000, Fax: 703-258-8585, and e-mail: investor.relations@towerswatson.com.

TOWERS WATSON & CO.

Supplemental Segment Information

(Thousands of U.S. Dollars)

(Unaudited)

	For the Quarter Ended March 31, 2010
		Constant FX	Net Operating
	Revenues	% Change	Income (NOI)	NOI %

Benefits	$469,927	-2%	$151,185	32%
Risk & Financial Services	191,064	-5%	53,792	28%
Talent & Rewards	122,641	-4%	3,555	3%
Reportable Segments	$783,632		$208,532

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

Reportable Segments	$783,632
Reimbursable Expenses and Other	20,331
Consolidated Revenues	$803,963

Reconciliation of Reportable Segment Net Operating Income to Income before Income Taxes

Reportable Segments	$208,532
Differences in Allocation Methods	(1,095)
Amortization of Intangible Assets	(12,492)
Transaction and Integration Expenses	(24,405)
Stock-Based Compensation	(24,018)
Discretionary Compensation	(90,556)
Other, net	(6,270)
Income before Income Taxes	$49,696

TOWERS WATSON & CO.

Reconciliation of Non-GAAP Measures

(Thousands of U.S. Dollars, Except Per Share Data)

(Unaudited)

The company completed the merger of Towers Perrin and Watson Wyatt on January 1, 2010, and is incurring significant transaction and integration costs.  The company is also incurring significant non-cash charges from stock-based compensation arising from the merger and the amortization of merger accounting intangible assets.  The company’s management uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities.  Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results.  Reconciliations of our non-GAAP measures to GAAP measures are as follows.

Diluted EPS per GAAP	$0.12

Transaction and Integration Costs	0.22
Stock-Based Compensation	0.20
Amortization of Merger Accounting Intangible Assets	0.11
Merger Related Income Tax Items	0.13
Loss of Medicare Part D Subsidy	0.14

Adjusted Diluted EPS	$0.92

	Three Months Ended
	Mar. 31, 2010	Mar. 31, 2009

Income from Operations	$51,145	$51,790
Depreciation and Amortization	32,834	17,531
EBITDA	$83,979	$69,321

EBITDA and EBITDA Margin	$83,979	10.5%

Transaction and Integration Costs	24,405	3.0%
Stock-Based Compensation	24,018	3.0%

Adjusted EBITDA and EBITDA Margin	$132,402	16.5%

TOWERS WATSON & CO.

Condensed Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2010	2009	2010	2009

Revenue	$803,963	$416,994	$1,637,922	$1,279,509

Costs of providing services:
Salaries and employee benefits	537,706	260,384	1,062,251	787,751
Professional and subcontracted services	52,139	30,939	102,004	91,947
Occupancy	35,735	17,787	73,402	54,529
General and administrative expenses	69,999	38,563	141,454	131,258
Depreciation and amortization	32,834	17,531	69,019	55,265
Transaction and integration expenses	24,405	—	49,697	—
	752,818	365,204	1,497,827	1,120,750

Income from operations	51,145	51,790	140,095	158,759

(Loss)/Income from affiliates	(1,049)	3,336	(1,213)	6,398
Interest income	1,169	294	1,708	1,647
Interest expense	(2,273)	(553)	(3,326)	(2,181)
Other non-operating income	704	1,786	3,604	3,466

Income before income taxes	49,696	56,653	140,868	168,089

Provision for income taxes	40,329	15,927	77,792	52,355

Net income	9,367	40,726	63,076	115,734

Less: Net Income attibutable to non-controlling interests	552	135	608	432

Net Income attributable to controlling interests	$8,815	$40,591	$62,468	$115,302

Earnings per share:
Net income - Basic	$0.12	$0.95	$1.16	$2.70
Net income - Diluted	$0.12	$0.95	$1.16	$2.69

Weighted average shares of common stock, basic (000)	76,414	42,609	53,777	42,705
Weighted average shares of common stock, diluted (000)	76,416	42,773	53,920	42,869

TOWERS WATSON & CO.

Condensed Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Share Data)

(Unaudited)

	March 31,	June 30,
	2010	2009

Assets
Cash and cash equivalents	$474,950	$209,832
Short Term Investments	124,173	—
Receivables from clients:
Billed, net of allowances of $10,182 and $4,452	411,126	190,991
Unbilled, at estimated net realizable value	257,091	111,419
	668,217	302,410

Other current assets	202,063	53,358
Total current assets	1,469,403	565,600
Fixed assets, net	237,599	174,857
Deferred income taxes	162,352	111,912
Goodwill	1,804,128	542,754
Intangible assets, net	708,555	186,233
Other assets	156,645	44,963

Total Assets	$4,538,682	$1,626,319

Liabilities
Accounts payable, accrued liabilities and deferred income	$396,456	$281,946
Reinsurance payables	153,109	—
Note payable	200,967	—
Other current liabilities	143,470	51,716
Total current liabilities	894,002	333,662
Revolving credit facility	15,000	—
Accrued retirement benefits	908,154	292,555
Professional liability claims reserve	341,323	43,229
Other noncurrent liabilities	153,636	102,237

Total Liabilities	2,312,115	771,683

Commitments and contingencies

Stockholders’ Equity
Class A Common Stock - $.01 par value:
300,000,000 shares authorized;
47,051,134 and 0 issued and
47,051,134 and 0 outstanding	470	—
99,000,000 shares authorized;
0 and 43,813,451 issued and
0 and 42,657,431 outstanding	—	438
Class B Common Stock - $.01 par value:
93,500,000 shares authorized;
29,374,775 and 0 issued and
29,374,775 and 0 outstanding	294	—
Additional paid-in capital	1,750,520	452,938
Treasury stock, at cost - 0 and 1,156,020 shares	—	(63,299)
Retained earnings	659,007	608,634
Accumulated other comprehensive loss	(195,291)	(145,073)
Total Stockholders’ Equity	2,215,000	853,638
Non-controlling interest	11,567	998
Total Equity	2,226,567	854,636

Total Liabilities and Total Equity	$4,538,682	$1,626,319